AMERICANA NEWS RELEASE

Americana Bancorp
2118 Bundy Avenue
P.O. Box H
New Castle, Indiana         Contact:  Harry J. Bailey
         47362-1048                   President and Chief Executive Officer
765-529-2230/1-800-487-2118           (765) 529-2230


                 AMERIANA BANCORP REPORTS SECOND QUARTER RESULTS

NEW CASTLE, Ind. (August 5, 2003) - Ameriana Bancorp (NASDAQ/NM: ASBI) today announced results for the second quarter and six months ended June 30, 2003.

     Net interest income for the quarter was $3,595,000 compared with $2,701,000 in the year-earlier period. Net income for the quarter totaled $96,000 or $0.03 per diluted share compared with net income of $600,000 or $0.19 per diluted share reported in the same period last year.

     The most significant factor affecting Ameriana's results for the second quarter of 2003 was the provision for loan losses, which amounted to $1,400,000 versus $150,000 in the second quarter last year. As previously announced, this included additional reserves totaling approximately $1,250,000 ($750,000 after tax or $0.24 per diluted share). This action largely related to the Company's investment in two pools of leases and reflected continuing uncertainty surrounding the ultimate net realizable value of these investments following a recent ratings downgrade by A. M. Best on one of the two sureties involved in the transaction.

     Net interest income for the first half of 2003 was $6,722,000 versus $6,049,000 in the comparable period last year. Ameriana's provision for loan losses for the first half of 2003 totaled $1,550,000 compared with $1,400,000 in the year-earlier period. Net income totaled $851,000 or $0.27 per diluted share compared with a net loss of $1,450,000 or $0.46 per diluted share in the year-earlier period. Ameriana's net loss in the first half of 2002 reflected primarily a $3,212,000 loss ($1,900,000 after tax or $.061 per diluted share) on the liquidation of its investment portfolio in March 2002. During the first quarter last year, the Company also strengthened its reserve for loan losses by $1,100,000 ($660,000 after tax or $0.21 per diluted share).

     Commenting on the results, Harry J. Bailey, President and Chief Executive Officer, said, "While we are disappointed that controversy continues to surround the two aforementioned lease pools, we think the actions we have taken to address the uncertainty should not overshadow the progress Ameriana continues to make in other areas. One such area is the Company's higher level of net interest income before provision for loan losses, which has rebounded nicely in 2003 and reflects improved interest margins following the redeployment of our investment portfolio last year.

                                     -MORE-

ASBI Reports Second Quarter Results
Page 2
August 5, 2003

     "Secondly, our planned sale of two Cincinnati-area branches continues to track for completion sometime near the end of the third quarter of 2003, subject to regulatory review and approval," he continued. "When completed, this sale is expected to result in an after-tax gain of approximately $2.7 million or $0.86 per diluted share and will allow us to intensify our focus on our core market that stretches from New Castle to western Indianapolis, where we currently have nine branches and a stronger presence."

     Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank and Trust, the Company offers an extensive line of banking services and provides a range of investments and securities products through branches in central Indiana and in the greater Cincinnati, Ohio area. As its name implies, Ameriana Bank and Trust also offers trust and investment management services, has interests in Family Financial Life Insurance Company and Indiana Title Insurance Company, and owns Ameriana Insurance Agency, a full-service insurance agency.

     This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "could," "believe," "think," "risk," "precautionary," and "signs," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the amount of losses incurred from the liquidation of certain of the Company's investments, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

                                     -MORE-

ASBI Reports Second Quarter Results
Page 3
August 5, 2003


                                                                       AMERIANA BANCORP
                                                                UNAUDITED FINANCIAL HIGHLIGHTS
                                                          (In thousands, except per share amounts)

                                                            Three Months Ended               Six Months Ended
                                                                  June 30                         June 30
                                                       ---------------------------      ---------------------------
                                                           2003           2002              2003           2002
                                                       -----------     -----------      -----------     -----------

Interest income                                        $     6,412     $     7,476      $    12,600     $   16,068
Interest expense                                             2,817           4,775            5,878         10,019
                                                       -----------     -----------      -----------     ----------
Net interest income                                          3,595           2,701            6,722          6,049
Provision for loan losses                                    1,400             150            1,550          1,400
                                                       -----------     -----------      -----------     ----------
Net interest income after provision for loan losses          2,195           2,551            5,172          4,649
Gain on disposition of investments                               1              --               41             --
Other expense                                                1,197           1,187            2,352          2,122
Loss on disposition of investments                              --              --               --          3,212
Other expense                                                3,435           3,056            6,654          6,279
                                                       -----------     -----------      -----------     ----------
Income (loss) before income taxes                              (42)            682              911         (2,720)
Income taxes (benefit)                                        (138)             82               60         (1,270)
                                                       -----------     -----------      -----------     ----------
Net income (loss)                                      $        96     $       600      $       851     $   (1,450)
                                                       ===========     ===========      ===========     ==========
Earnings (loss) per basic and diluted share            $      0.03     $      0.19      $      0.27       $  (0.46)
                                                       ===========     ===========      ===========     ==========
Weighted average shares outstanding:
   Basic                                                     3,148           3,147            3,148          3,147
                                                       ===========     ===========      ===========     ==========
   Diluted                                                   3,150           3,155            3,148          3,153
                                                       ===========     ===========      ===========     ==========

Dividends declared per share                           $      0.16     $      0.16      $      0.32     $     0.32
                                                       ===========     ===========      ===========     ==========


                                                                         June 30           Dec. 31        June 30
                                                                          2003              2002           2002
                                                                       -----------      -----------     -----------

Total assets                                                           $   471,671      $   456,807     $   511,531
Cash and other investments                                                  28,910           45,696          18,524
Investment securities                                                      110,828           58,155         111,593
Loans, net                                                                 251,544          304,586         339,625
Assets held for Cincinnati sale                                             33,137               --              --
Deposits                                                                   357,204          402,187         408,231
Liabilities to be relieved from Cincinnati sale                             59,983               --              --
Borrowed funds                                                               5,837            6,432          55,603
Shareholders' equity                                                        39,130           39,040          41,395
Non-performing loans                                                        18,588           18,442          10,996
Book value per share                                                         12.43            12.40           13.15

                                                                                             -END-